EXHIBIT 21

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                              LIST OF SUBSIDIARIES



 Entity                                                     Jurisdiction of Formation
 Envoy Inns of Morrisville, LLC                                      Delaware
 JAGI Cleveland - Hudson, LLC                                        Delaware
 JAGI Cleveland - Independence, LLC                                  Delaware
 JAGI Montrose West, LLC                                             Delaware
 JAGI North Canton, LLC                                              Delaware
 Janus American Services Corp.                                       Delaware
 Janus Cleveland - Independence, Inc.                                Delaware
 Janus Hospitality I, LLC                                            Delaware
 Kings Dominion Lodge, GP                                            Virginia
 Beckelbe, Inc.                                                      Delaware
 Beckelbe, Ltd.                                                        Ohio
 JAGI Juno, LLC                                                      Delaware
 Motel Associates of Pompano Beach, Inc.                             Florida
 JAGI Pompano, LLC                                                   Delaware
 JAGI Doswell, LLC                                                   Delaware
 Janus Hospitality of Milwaukee, LLC                                 Delaware
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